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                                                                     EXHIBIT 3.7

                                     BYLAWS

                                       OF

                       AERIES HEALTHCARE OF ILLINOIS, INC.
                            (An Illinois Corporation)

                      ARTICLE I. NAME, PURPOSE AND OFFICES.

Section 1. Name; Date of Incorporation. The name of the corporation is Aeries Healthcare of Illinois, Inc. (the "Corporation"). The Corporation was incorporated in the State of Illinois on September 10, 1999.

Section 2. Purpose. The purpose of the Corporation is to provide comprehensive mental health care to patients through construction, management and operation of healthcare facilities and programs, including Riveredge Hospital, located at 8311 West Roosevelt Road, Forest Park, Illinois 60130. The Corporation shall strive to meet this purpose through the continuing education of health care professionals and the promotion of health care within the communities it serves while maintaining quality patient care in a cost-efficient manner.

Section 3. Principal Office. The principal office of the Corporation shall be located at 113 Seaboard Lane, Suite C-100, Franklin, Tennessee 37067, County of Williamson, or at such other location as is designated by the Corporation's Board of Directors.

Section 4. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Illinois, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                       ARTICLE II. STOCKHOLDERS' MEETINGS.

Section 1. Annual Meetings.

(a) The annual meeting of the stockholders of the Corporation for the transaction of any proper business, including the election of directors, shall be held on such date and at such time as the Board of Directors may determine within the State of Illinois or at any other place within or without the State of Illinois as may be determined by the Board of Directors and as may be designated in the notice of that meeting.

(b) If the election of directors shall not be held on the day herein designated for any annual meeting, or at any adjournment of that meeting, the Board of Directors shall call a special meeting of the stockholders as soon as possible thereafter.

         At this meeting the election of directors shall take place, and the election and any other business transacted shall have the same force and effect as at an annual meeting duly called and held.

(c) No change in the time or place for a meeting for the election of directors shall be made within 20 days preceding the day on which the election is to be held. Written

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         notice of any change shall be given each stockholder at least 20 days before the election is held, either in person or by letter mailed to the stockholder at the address last shown on the books of the Corporation.

(d) In the event the annual meeting is not held at the time prescribed herein, and if the Board of Directors shall not call a special meeting as prescribed above within three months after the date prescribed for the annual meeting, then any stockholder may call that meeting, and at that meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

Section 2. Special Meetings.

Special meetings of the stockholders may be called by the President, Board of Directors, or by the holders of at least twenty percent (20%) of the stock entitled to vote at that meeting. At any time, upon the written request of any person or persons entitled to call a special meeting, it shall be the duty of the Secretary to send out notices of the meeting, to be held within or without the State of Illinois and at such time, but not less than 10 days nor more than 60 days after receipt of the request, as may be fixed by the Board of Directors. If the Board of Directors fails to fix a time or place, the meeting shall be held at the principal office of the Corporation at a time as shall be fixed by the Secretary within the above limits.

Section 3. Notice and Purpose of Meetings; Waiver.

Each stockholder of record entitled to vote at any meeting shall be given in person, or by mail, or by prepaid telegram, written or printed notice of the purpose or purposes, and the time and place within or outside the State of Illinois of every meeting of stockholders. This notice shall be delivered not less than 10 days nor more than 60 days before the meeting or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than 20 days nor more than 60 days before the meeting. If mailed or telegraphed, it should be directed to the stockholder at the address last shown on the books of the Corporation. No publication of the notice of meeting shall be required. A stockholder may waive the notice of meeting by attendance, either in person or by proxy, at the meeting, or by so stating in writing, either before or after the meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened shall not, however, constitute a waiver of notice. Except where otherwise required by law, notice need not be given of any adjourned meeting of the stockholders.

Section 4. Quorum.

Except as otherwise provided by law, a quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares entitled to vote present in person or by proxy.

Section 5. Closing of Transfer Books; Record Date.

(a) In order to determine the holders of record of the Corporation's stock who are entitled to notice of meetings, to vote at a meeting or its adjournment, to receive payment of any dividend, or to make a determination of the stockholders of record

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         for any other proper purpose, the Board of Directors of the Corporation may order that the Stock Transfer Books be closed for a period not to exceed sixty days. If the purpose of this closing is to determine who is entitled to notice of a meeting and to vote at such meeting, the Stock Transfer Books shall be closed for at least 30 days preceding such meeting.

(b) In lieu of closing the Stock Transfer Books, the Board of Directors may fix a date as the record date for the determination of stockholders. This date shall be no more than sixty days prior to the date of the action which requires the determination, nor, in the case of a stockholders' meeting, shall it be less than thirty days in advance of such meeting.

(c) If the Stock Transfer Books are not closed and no record date is fixed for the determination of the stockholders of record, the date of which notice of the meeting is mailed, or on which the resolution of the Board of Directors declaring a dividend is adopted, as the case may be, shall be the record date for the determination of stockholders.

(d) When a determination of stockholders entitled to vote at any meeting has been made as provided in this section, this determination shall apply to any adjournment of the meeting, except when the determination has been made by the closing of the Stock Transfer Books and the stated period of closing has expired.

Section 6. Presiding Officer; Order of Business.

(a) Meetings of the stockholders shall be presided over by the Chairman of the Board, or, if he or she is not present, by the Chief Executive Officer, or if not present, by the President, or if he or she is not present, by a Vice-President, or if neither the Chairman of the Board nor the Chief Executive Officer nor the President nor a Vice-President is present, by a chairman to be chosen by a majority of the stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary of the Corporation, or, in her or his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the stockholders present at the meeting shall choose any person present to act as secretary of the meeting.

(b)      The order of business shall be as follows:

         1.       Call of meeting to order.

         2.       Proof of notice of meeting.

         3.       Reading of minutes of last previous annual meeting.

         4.       Reports of officers.

         5.       Reports of committees.

         6.       Election of directors.

         7.       Miscellaneous business.

Section 7. Voting.

(a) Except in the election of directors, at which time the stockholders shall be entitled to cumulate their votes, and except as otherwise provided in the Articles of

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         Incorporation, the Bylaws, or the laws of the State of Illinois at every meeting of the stockholders, each stockholder of the Corporation entitled to vote at the meeting shall have, as to each matter submitted to a vote, one vote in person or by proxy for each share of stock having voting rights registered in his or her name on the books of the Corporation. A stockholder may vote his or her shares through a proxy appointed by a written instrument signed by the stockholder or by a duly authorized attorney-in-fact and delivered to the secretary of the meeting. No proxy shall be valid after three months from the date of its execution unless a longer period is expressly provided.

(b) A majority vote of those shares entitled to vote and represented at the meeting, a quorum being present, shall be the act of the meeting except that in electing directors a plurality of the votes cast shall elect.

(c)      At all elections of directors, the voting shall be by ballot.

Section 8. List of Stockholders.

(a) A complete list of the stockholders of the Corporation entitled to vote at the ensuing meeting, arranged in alphabetical order, and showing the address of, and number of shares owned by, each stockholder shall be prepared by the Secretary, or other officer of the Corporation having charge of the Stock Transfer Books. This list shall be kept on file for a period of at least ten days prior to the meeting at the principal office of the Corporation and shall be subject to inspection during the usual business hours of such period by any stockholder. This list shall also be available at the meeting and shall be open to inspection by any stockholder at any time during the meeting.

(b) The original Stock Transfer Books shall be prima facie evidence as to who are the stockholders entitled to examine the list or to vote at any meeting of the stockholders.

(c) Failure to comply with the requirements of this section shall not affect the validity of any action taken at any meetings of the stockholders.

                             ARTICLE III. DIRECTORS.

Section 1. Number, Qualification, Term, Quorum, and Vacancies.

(a) The property, affairs and business of the Corporation shall be managed by a Board of Directors of two persons. Except as provided, directors shall be elected at the annual meeting of the stockholders and each director shall serve for one year and/or until his or her successor shall be elected and qualify.

(b) The number of directors may be increased or decreased from time to time by an amendment to these Bylaws. Any increased number of directors shall be elected by the stockholders at the next regular annual meeting or at a special meeting called for that purpose. The number of directors shall never be less than one.

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(c)      Directors need not be stockholders of the Corporation.

(d) A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business. If, at any meeting of the Board of Directors, there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained. In case there are vacancies on the Board of Directors, other than vacancies created by the removal of a director or directors by the stockholders or by an increase in the number of directors, the remaining directors, although less than a quorum, may by a majority vote elect a successor or successors for the unexpired term or terms.

Section 2. Meetings.

Meetings of the Board of Directors may be held either within or without the State of Illinois. Meetings of the Board of Directors shall be held at those times as are fixed from time to time by resolution of the Board. Special meetings may be held at any time upon call of the Chairman of the Board, the Chief Executive Officer, the President, or a Vice-President, or a majority of directors, upon written or telegraphic notice deposited in the U.S. mail or delivered to the telegraph company at least thirty days prior to the day of the meetings. A meeting of the Board of Directors may be held without notice immediately following the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors nor need notice be given of adjourned meetings. Meetings may be held at any time without notice if all the directors are present or if, before the meeting, those not present waive such notice in writing. Notice of a meeting of the Board of Directors need not state the purpose of, nor the business to be transacted at, any meeting.

Section 3. Removal.

(a) At any meeting of the stockholders, any director or directors may be removed from office, without assignment of any reason, by a majority vote of the shares or class of shares, as the case may be, which elected the director or directors to be removed, provided, however, that if less than all the directors are to be removed, no individual director shall be removed if the number of votes cast against her or his removal would be sufficient, if cumulatively voted at an election of the entire board, to elect one or more directors.

(b) When any director or directors are removed, new directors may be elected at the same meeting of the stockholders for the unexpired term of the director or directors removed. If the stockholders fail to elect persons to fill the unexpired term or terms of the director or directors removed, these unexpired terms shall be considered vacancies on the board to be filled by the remaining directors.

Section 4. Indemnification.

(a) The Corporation shall indemnify each of its directors, officers, and employees whether or not then in service as such (and his or her executor, administrator and heirs), against all reasonable expenses actually and necessarily incurred by him or her in connection with the defense of any litigation to which the individual may have

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         been made a party because he or she is or was a director, officer or employee of the Corporation. The individual shall have no right to reimbursement, however, in relation to matters as to which he or she has been adjudged liable to the Corporation for negligence or misconduct in the performance of his or her duties, or was derelict in the performance of his or her duty as director, officer or employee by reason of willful misconduct, bad faith, gross negligence or reckless disregard of the duties of his or her office or employment. The right to indemnity for expenses shall also apply to the expenses of suits which are compromised or settled if the court having jurisdiction of the matter shall approve such settlement.

(b) The foregoing right of indemnification shall be in addition to, and not exclusive of, all other rights to that which such director, officer or employee may be entitled.

Section 5. Compensation.

Directors, and members of any committee of the Board of Directors, shall be entitled to any reasonable compensation for their services as directors and members of any committee as shall be fixed from time to time by resolution of the Board of Directors, and shall also be entitled to reimbursement for any reasonable expense incurred in attending those meetings. The compensation of directors may be on any basis as determined in the resolution of the Board of Directors. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

Section 6. Committees.

(a) The Board of Directors, by a resolution or resolutions adopted by a majority of the members of the whole Board, may appoint an Executive Committee, an Audit Committee, and any other committees as it may deem appropriate. Each committee shall consist of at least three members of the Board of Directors. Each committee shall have and may exercise any and all powers as are conferred or authorized by the resolution appointing it. A majority of each committee may determine its action and may fix the time and place of its meetings, unless provided otherwise by the Board of Directors. The Board of Directors shall have the power at any time to fill vacancies in, to change the size of membership of, and to discharge any committee.

(b) Each committee shall keep a written record of its acts and proceedings and shall submit that record to the Board of Directors at each regular meeting and at any other times as requested by the Board of Directors. Failure to submit the record, or failure of the Board to approve any action indicated therein will not, however, invalidate the action to the extent it has been carried out by the Corporation prior to the time the record of such action was, or should have been, submitted to the Board of Directors as provided.

Section 7. Dividends.

Subject always to the provisions of law and the Articles of Incorporation, the Board of Directors shall have full power to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared in dividends and paid to the

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stockholders of the Corporation. The Board of Directors may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary this fund in the Board's absolute judgment and discretion.

                              ARTICLE IV. OFFICERS.

Section 1. Number.

The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice-Presidents, a Treasurer, a Controller, a Secretary, and one or more Assistant Secretaries. In addition, there may be such subordinate officers as the Board of Directors may deem necessary. Any person may hold two, but no more than two, offices.

Section 2. Term of Office.

The principal officers shall be chosen annually by the Board of Directors at the first meeting of the Board following the stockholders' annual meeting, or as soon as is conveniently possible. Subordinate officers may be elected from time to time. Each officer shall serve until his or her successor shall have been chosen and qualified, or until his, death, resignation, or removal.

Section 3. Removal.

Any officer may be removed from office with or without cause, at any time by the affirmative vote of a majority of the Board of Directors then in office. Such removal shall not prejudice the contract rights, if any, of the person so removed.

Section 4. Vacancies.

Any vacancy in any office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 5. Duties.

(a) The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors. Except where, by law, the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors.

(b) The Chief Executive Officer shall have general active management of the business of the corporation, and in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and the Board of Directors; and shall see that all orders and resolutions of the Board of Directors are carried into effect.

(c) The President, in the absence of the Chairman of the Board, shall preside at all meetings of the stockholders and the Board of Directors. She or he shall have

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         general supervision of the affairs of the Corporation, shall sign or countersign all certificates, contracts, or other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and stockholders, and shall perform any and all other duties as are incident to her or his office or are properly required of him or her by the Board of Directors.

(d) The Vice-Presidents, in the order designated by the Board of Directors, shall exercise the functions of the President during the absence or disability of the President. Each Vice-President shall have any other duties as are assigned from time to time by the Board of Directors.

(e) The Secretary, the Treasurer, and the Controller shall perform those duties as are incident to their offices, or are properly required of them by the Board of Directors, or are assigned to them by the Articles of Incorporation or these Bylaws. The Assistant Secretaries, in the order of their seniority, shall, in the absence of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform any other duties as may be assigned by the Board of Directors.

(f) Other subordinate officers appointed by the Board of Directors shall exercise any powers and perform any duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted from time to time.

(g) In case of the absence or disability of any officer of the Corporation and of any person authorized to act in his or her place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of that officer to any other officer, or any director, or any other person whom it may select.

Section 6. Salaries.

The salaries of all officers of the Corporation shall be fixed by the Board of Directors. No officer shall be ineligible to receive such salary by reason of the fact that he is also a Director of the Corporation and receiving compensation therefor.

                        ARTICLE V. CERTIFICATES OF STOCK.

Section 1. Form.

(a) The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with the Articles of Incorporation as the Board of Directors may from time to time prescribe.

(b) The certificates of stock shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer, and sealed with the seal of the corporation. This seal may be a facsimile, engraved or printed. Where any certificate is manually signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the President, Vice-President, Secretary, Assistant Secretary, or Treasurer upon that certificate may be facsimiles, engraved or printed.

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         In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be an officer before the certificate is issued, it may be issued by the corporation with the same effect as if that officer had not ceased to be so at the time of its issue.

Section 2. Subscriptions for Shares.

Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid in full at that time, or in installments and at any periods, as shall be specified by the Board of Directors. All calls for payments on subscriptions shall carry the same terms with regard to all shares of the time class.

Section 3. Transfers.

(a) Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered owner, or by his or her duly authorized attorney, with a transfer clerk or transfer agent appointed as provided in Section 5 of this Article of the Bylaws, and on surrender of the certificate or certificates for those shares properly endorsed with all taxes paid.

(b) The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. However, if any transfer of shares is made only for the purpose of furnishing collateral security, and that fact is made known to the Secretary of the Corporation, or to the Corporation's transfer clerk or transfer agent, the entry of the transfer may record that fact.

Section 4. Lost, Destroyed, or Stolen Certificates.

No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen except on production of evidence, satisfactory to the Board of Directors, of that loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount (but not to exceed twice the value of the shares represented by the certificate) and with such terms and surety as the Board of Directors, if any, in its discretion, require.

Section 5. Transfer Agent and Registrar.

The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.

                         ARTICLE VI. CORPORATE ACTIONS.

Section 1. Deposits.

The Board of Directors shall select banks, trust companies, or other depositories in which all funds of the Corporation not otherwise employed shall, from time to time, be deposited to the credit of the Corporation.

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Section 2. Voting Securities Held by the Corporation.

Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act, and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At that meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of those securities which the corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

                          ARTICLE VII. CORPORATE SEAL.

The Corporation may have a corporate seal that shall consist of two concentric circles, between which shall be the name of the Corporation, and in the center of which shall be inscribed the year of its incorporation and the words "Corporate Seal, State of Illinois."

                       ARTICLE VIII. AMENDMENT OF BYLAWS.

The Board of Directors shall have the power to amend, alter or repeal these Bylaws, and to adopt new Bylaws, from time to time, by an affirmative vote of a majority of the whole Board as then constituted, provided that notice of the proposal to make, alter, amend, or repeal the Bylaws was included in the notice of the directors' meeting at which such action takes place. At the next stockholders' meeting following any action by the Board of Directors, the stockholders, by a majority vote of those present and entitled to vote, shall have the power to alter or repeal Bylaws newly adopted by the Board of Directors, or to restore to their original status Bylaws which the Board may have altered or repealed, and the notice of such stockholders' meeting shall include notice that the stockholders will be called on to ratify the action taken by the Board of Directors with regard to the Bylaws.

         I hereby certify that the foregoing is a full, true and correct copy of the Bylaws of Aeries Healthcare of Illinois, Inc., a corporation of the State of Illinois, as in effect on the date hereof.

         WITNESS my hand and the seal of the corporation this 28th day of June, 2002.

                                                 /s/ Steven T. Davidson
                                                 -----------------------------
                                                 Steven T. Davidson, Secretary

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